UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2021, Nicolet Bankshares, Inc. (“Nicolet” or the “Company”) announced that industry veteran Phil Moore will be joining the Company as Chief Financial Officer, effective June 7, 2021. Mr. Moore, age 60, will join the Company after a thirty-nine year career in the accounting and auditing of community banks, most recently serving as the Southeast US Market Leader for Wipfli LLP (the 19th largest accounting and consulting firm in the US). Prior to Wipfli’s practice combination with Porter Keadle Moore, LLC in October 2019, Mr. Moore served as the managing partner of Porter Keadle Moore, LLC.

“Phil brings with him extensive knowledge of accounting and regulatory issues that affect financial institutions,” said Nicolet’s President and CEO, Mike Daniels. “We have worked closely with Phil since the organization of Nicolet National Bank, and are now thrilled to bring Phil’s deep community bank strategic thinking and leadership skills into the organization.”

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2021, Nicolet’s current Chief Financial Officer, Ann Lawson, has announced her intent to retire in 2021. Ms. Lawson will continue in her role as Chief Financial Officer until Mr. Moore joins the Company and thereafter assist in the transition until her retirement, which is expected to occur by the end of second quarter 2021.

There are no arrangements or understandings between Mr. Moore and any other persons pursuant to which Mr. Moore was selected as Chief Financial Officer. Mr. Moore has no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Company. Mr. Moore is not a director of any company with a class of securities registered pursuant to section 12, of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company under the Investment Company Act of 1940.

During 2020 and prior, the Company engaged Wipfli LLP to serve as the independent registered public accounting firm for the Company. Mr. Moore participated in those engagements with the Company, although Mr. Moore promptly informed Wipfli LLP and removed himself from the provision of services to Nicolet once potential employment discussions commenced. During 2020, the Company paid Wipfli LLP approximately $436,407 in fees in connection with such engagement and related services. Wipfli LLP has continued to provide the Company with accounting services for the current fiscal year. Based on Mr. Moore’s expected responsibilities for financial reporting oversight with the Company, Wipfli LLP will not be independent with respect to the Company on a going forward basis and thus will not be able to continue to serve as the Company’s independent registered public accounting firm. Other than with respect to Wipfli LLP, there are no transactions between the Company and Mr. Moore that require disclosure under the SEC regulations.

The Company intends to present Mr. Moore with an employment contract, which the Company expects will be executed commensurate with the start of Mr. Moore’s employment. Mr. Moore is anticipated to have a base salary of $400,000, will be eligible to participate in Nicolet’s annual variable incentive bonus, long-term equity incentive and nonqualified deferred compensation programs, commensurate with similarly situated executives of the Company. Subject to approval by the Compensation Committee of the Board of Directors, Mr. Moore will be granted 10,000 shares of restricted stock, which will vest over a five-year period. He will also be entitled to receive other employee benefits generally available to all employees of the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 11, 2021	NICOLET BANKSHARES, INC.

		By:	/s/ Ann K. Lawson
Ann K. Lawson
Chief Financial Officer